Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports Third Quarter Fiscal Year 2015 Results
Phoenix, June 29, 2015 - Apollo Education Group, Inc. (NASDAQ: APOL) today reported financial results for the three and nine months ended May 31, 2015, with third quarter revenue of $681.5 million and diluted earnings per share of $0.44, or $0.53 excluding special items.
“At Apollo Education Group, we are building a diversified global network committed to academic excellence and strong student support, as we work to change lives through higher education,” said Greg Cappelli, Chief Executive Officer, Apollo Education Group. “In a time of transformation, University of Phoenix, our largest subsidiary, is working to become a more focused, higher retaining and less complex institution. Our commitment across all of our institutions is to deliver world-class experiences and outcomes, connecting students’ education with their career aspirations, and helping employers recruit, retain, and develop a highly engaged and productive workforce.”
Third Quarter 2015 Results of Operations
Apollo Education Group (the “Company”) reported net revenue for the third quarter 2015 of $681.5 million, compared to $793.6 million for the third quarter 2014. Third quarter 2015 University of Phoenix New Degreed Enrollment was 29,400 and Degreed Enrollment was 206,900, compared to New Degreed Enrollment of 33,900 and Degreed Enrollment of 241,900 for the prior year third quarter. Operating income for the third quarter 2015 was $90.7 million, compared to $116.3 million for the third quarter 2014. Income from continuing operations attributable to Apollo Education Group for the third quarter 2015 was $48.1 million, or $0.44 per share, compared to $68.1 million, or $0.61 per share for the prior year third quarter.
Excluding special items, operating income was $101.6 million for the third quarter 2015, compared to $140.3 million for the third quarter 2014, and income from continuing operations attributable to Apollo Education Group for the third quarter 2015 was $57.5 million, or $0.53 per share, compared to $86.9 million, or $0.78 per share, for the third quarter 2014. Adjusted Operating Income was $132.2 million for the third quarter 2015 compared to $178.1 million for the third quarter 2014. (Special items and Adjusted Operating Income for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
First Nine Months of 2015 Results of Operations
Net revenue for the first nine months of fiscal year 2015 totaled $2.0 billion, compared to $2.3 billion in the first nine months of fiscal year 2014. In the first nine months of 2015, University of Phoenix Average Degreed Enrollment was 220,400, compared to 256,100 for the first nine months of 2014. Operating income for the first nine months of 2015 was $96.6 million, compared to $297.0 million in the prior year period. Income from continuing operations attributable to Apollo Education Group for the first nine months of 2015 was $48.2 million, or $0.44 per share, compared to $183.9 million, or $1.63 per share, for the first nine months of 2014.
Excluding special items, operating income was $167.2 million for the first nine months of 2015, compared to $390.2 million for the first nine months of 2014. Income from continuing operations attributable to Apollo Education Group for the first nine months of 2015 was $95.0 million, or $0.87 per share, compared to $240.1 million, or $2.12 per share, for the first nine months of 2014. Adjusted Operating

Income was $269.0 million for the first nine months of 2015 compared to $501.7 million for the first nine months of 2014. (Special items and Adjusted Operating Income for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
Balance Sheet and Cash Flow
As of May 31, 2015, the Company’s unrestricted cash and cash equivalents and short-term marketable securities totaled $778.4 million, compared to $1.4 billion as of August 31, 2014. The decrease was primarily attributable to $600.7 million of net payments on borrowings, $74.3 million for capital expenditures, $40.7 million of share repurchases (which includes $2.6 million of share repurchases for tax withholding requirements on share-based awards), $34.5 million paid for contingent consideration, and $21.2 million for an acquisition. These items were partially offset by cash provided by operations.
Total debt outstanding (including short-term borrowings and the current portion of long-term debt) was $55.5 million as of May 31, 2015.
Business Outlook
The Company offers the following revised outlook for fiscal year 2015 based on the business trends observed during the third quarter of fiscal year 2015, as well as management’s current expectations of future trends.

•	Net revenue of $2.60 billion to $2.62 billion; and

•	Operating income of $190 to $200 million, excluding the impact of special items.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 5:00 p.m. (ET), 2:00 p.m. (PT), today, Monday, June 29, 2015.
Dial-In Numbers:
877-292-6888 (Domestic)
973-200-3381 (International)
Conference ID: 59341014
A live webcast of this event may be accessed by visiting the Company’s website at www.apollo.edu. A webcast replay will be available approximately one hour following the conclusion of the call at the same link.
A telephone replay will be available approximately two hours following the conclusion of the call until July 7, 2015.
Dial-In Numbers:
855-859-2056 (Domestic)
404-537-3406 (International)
Conference ID: 59341014
About Apollo Education Group, Inc.
Apollo Education Group, Inc. is one of the world’s largest private education providers, serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, professional development and other nondegree educational programs and services, online and on-campus principally to working learners. Its educational programs and services are offered throughout the United States and in Europe, Australia, Latin America, Africa and Asia, as well as online throughout the world.
For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,

(In thousands, except per share data)	2015	2014	2015	2014
Net revenue	$681,481	$793,610	$1,979,105	$2,314,512
Costs and expenses:
Instructional and student advisory	298,506	324,621	915,843	978,400
Marketing	119,505	135,894	375,719	408,995
Admissions advisory	52,994	56,256	167,919	159,075
General and administrative	65,274	75,112	208,239	217,166
Depreciation and amortization	30,556	37,721	101,779	111,524
Provision for uncollectible accounts receivable	13,005	12,485	42,372	37,997
Restructuring and impairment charges	11,444	14,904	66,008	62,076
Acquisition and other related (credit) costs, net	(455)	16,168	4,506	29,173
Litigation charges	—	4,125	100	13,125
Total costs and expenses	590,829	677,286	1,882,485	2,017,531
Operating income	90,652	116,324	96,620	296,981
Interest income	762	453	2,091	1,620
Interest expense	(1,715)	(1,915)	(5,116)	(5,984)
Other (loss) income, net	(2,039)	(284)	(4,470)	630
Income from continuing operations before income taxes	87,660	114,578	89,125	293,247
Provision for income taxes	(40,220)	(47,539)	(45,354)	(112,627)
Income from continuing operations	47,440	67,039	43,771	180,620
Loss from discontinued operations, net of tax	—	(2,029)	—	(4,392)
Net income	47,440	65,010	43,771	176,228
Net loss attributable to noncontrolling interests	624	1,015	4,468	3,293
Net income attributable to Apollo	$48,064	$66,025	$48,239	$179,521
Earnings (loss) per share - Basic:
Continuing operations attributable to Apollo	$0.45	$0.62	$0.45	$1.64
Discontinued operations attributable to Apollo	—	(0.02)	—	(0.04)
Basic income per share attributable to Apollo	$0.45	$0.60	$0.45	$1.60
Earnings (loss) per share - Diluted:
Continuing operations attributable to Apollo	$0.44	$0.61	$0.44	$1.63
Discontinued operations attributable to Apollo	—	(0.02)	—	(0.04)
Diluted income per share attributable to Apollo	$0.44	$0.59	$0.44	$1.59
Basic weighted average shares outstanding	107,678	110,613	108,140	112,024
Diluted weighted average shares outstanding	108,623	112,082	109,124	113,129

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
($ in thousands)	May 31, 2015	August 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$577,222	$1,228,813
Restricted cash and cash equivalents	231,324	224,135
Marketable securities	201,143	187,472
Accounts receivable, net	220,880	225,398
Prepaid taxes	12,731	34,006
Deferred taxes	78,668	83,871
Other current assets	59,505	58,855
Total current assets	1,381,473	2,042,550
Marketable securities	70,741	87,811
Property and equipment, net	399,584	435,733
Goodwill	243,968	259,901
Intangible assets, net	160,905	189,365
Deferred taxes	51,037	37,335
Other assets	43,733	40,240
Total assets	$2,351,441	$3,092,935
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$15,088	$609,506
Accounts payable	72,019	63,907
Student deposits	252,058	280,562
Deferred revenue	233,995	225,818
Accrued and other current liabilities	265,001	363,607
Total current liabilities	838,161	1,543,400
Long-term debt	40,383	47,590
Deferred taxes	22,695	22,674
Other long-term liabilities	214,410	233,942
Total liabilities	1,115,649	1,847,606
Commitments and contingencies
Redeemable noncontrolling interests	56,345	64,527
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Class A nonvoting common stock, no par value	103	103
Apollo Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Class A treasury stock, at cost	(3,962,717)	(3,936,607)
Retained earnings	5,201,238	5,143,949
Accumulated other comprehensive loss	(59,923)	(27,320)
Total Apollo shareholders’ equity	1,178,702	1,180,126
Noncontrolling interests	745	676
Total equity	1,179,447	1,180,802
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$2,351,441	$3,092,935

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended May 31,
($ in thousands)	2015	2014
Operating activities:
Net income	$43,771	$176,228
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	29,768	33,694
Excess tax benefits from share-based compensation	(236)	(49)
Depreciation and amortization	101,779	111,524
Accelerated depreciation included in restructuring	7,207	6,159
Loss (gain) on asset dispositions and impairment charges, net	22,228	(862)
Non-cash foreign currency loss, net	1,722	642
Provision for uncollectible accounts receivable	42,372	37,997
Deferred income taxes	(12,471)	(22,067)
Changes in assets and liabilities, excluding the impact of acquisitions and disposition:
Restricted cash and cash equivalents	5,529	3,659
Accounts receivable	(51,555)	(20,472)
Prepaid taxes	21,038	39,724
Other assets	(1,974)	(9,436)
Accounts payable	7,753	(10,789)
Student deposits	(25,918)	(15,436)
Deferred revenue	22,677	(7,768)
Accrued and other liabilities	(89,987)	(33,742)
Net cash provided by operating activities	123,703	289,006
Investing activities:
Purchases of property and equipment	(74,254)	(80,642)
Purchases of marketable securities	(156,465)	(265,083)
Maturities and sales of marketable securities	156,337	136,157
Acquisitions, net of cash acquired	(21,166)	(119,454)
Changes in restricted cash and other investing activities	(14,216)	3,446
Net cash used in investing activities	(109,764)	(325,576)
Financing activities:
Payments on borrowings	(605,214)	(624,393)
Proceeds from borrowings	4,515	1,081
Share repurchases	(40,700)	(118,478)
Share reissuances	995	1,793
Excess tax benefits from share-based compensation	236	49
Payment for contingent consideration	(21,371)	—
Net cash used in financing activities	(661,539)	(739,948)
Exchange rate effect on cash and cash equivalents	(3,991)	829
Net decrease in cash and cash equivalents	(651,591)	(775,689)
Cash and cash equivalents, beginning of period	1,228,813	1,414,485
Cash and cash equivalents, end of period	$577,222	$638,796
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$36,545	$113,753
Cash paid for interest	5,134	5,859
Restricted stock units vested and released	7,407	10,195

Apollo Education Group, Inc. and Subsidiaries
Segment Data and University of Phoenix Operating Metrics
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2015	2014	2015	2014
Net revenue:
University of Phoenix:
Degree seeking gross revenues(1)	$625,949	$739,183	$1,825,254	$2,179,917
Less: Discounts and other	(79,362)	(69,055)	(219,315)	(189,752)
Degree seeking net revenues(1)	546,587	670,128	1,605,939	1,990,165
Other revenues	14,105	11,579	35,375	30,486
Total University of Phoenix	560,692	681,707	1,641,314	2,020,651
Apollo Global	109,622	100,459	305,862	260,252
Other	11,167	11,444	31,929	33,609
Net revenue	$681,481	$793,610	$1,979,105	$2,314,512
Operating income (loss):
University of Phoenix	$102,773	$135,153	$197,634	$405,308
Apollo Global	5,465	(13,845)	(26,918)	(51,632)
Other	(17,586)	(4,984)	(74,096)	(56,695)
Operating income	$90,652	$116,324	$96,620	$296,981
(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

University of Phoenix Enrollment Data:
(Rounded to the nearest hundred, except per degreed enrollment)	Three Months Ended May 31,				Nine Months Ended May 31,
	2015	2014	% Change		2015	2014	% Change
Degreed Enrollment(1)	206,900	241,900	(14.5)%	Average Degreed Enrollment(3)	220,400	256,100	(13.9)%
New Degreed Enrollment(2)	29,400	33,900	(13.3)%
Degree seeking net revenues per degreed enrollment	$2,642	$2,770
(1) Represents students enrolled in a degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of an associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(2) Represents new students and students who have been out of attendance for more than 12 months who enroll in a degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents the average of quarterly Degreed Enrollment from the beginning to the end of the respective periods.

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

Consolidated Financial Information Reconciliation	Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands, except per share data)	2015	2014	2015	2014
Operating income	$90,652	$116,324	$96,620	$296,981
Income from continuing operations before income taxes	87,660	114,578	89,125	293,247
Provision for income taxes	(40,220)	(47,539)	(45,354)	(112,627)
Net income attributable to Apollo	48,064	66,025	48,239	179,521
Loss from discontinued operations, net of tax	—	2,029	—	4,392
Income from continuing operations attributable to Apollo	$48,064	$68,054	$48,239	$183,913
Diluted income per share from continuing operations attributable to Apollo	$0.44	$0.61	$0.44	$1.63
Special items:
Restructuring and impairment charges	$11,444	$14,904	$66,008	$62,076
Acquisition and other related (credit) costs, net	(455)	16,168	4,506	29,173
Litigation charges	—	4,125	100	13,125
Gain related to foreign indirect taxes(1)	—	(11,173)	—	(11,173)
Special items before income taxes	10,989	24,024	70,614	93,201
Less: income tax effects of special items	(4,532)	(5,171)	(26,890)	(26,819)
Tax expense from resolution with tax authority	3,002	—	3,002	—
Tax benefit from Internal Revenue Service settlement	—	—	—	(10,176)
Special items, net of income tax	$9,459	$18,853	$46,726	$56,206
Excluding special items:
Operating income	$101,641	$140,348	$167,234	$390,182
Income from continuing operations before income taxes	98,649	138,602	159,739	386,448
Provision for income taxes	(41,750)	(52,710)	(69,242)	(149,622)
Income from continuing operations attributable to Apollo	57,523	86,907	94,965	240,119
Diluted income per share from continuing operations attributable to Apollo	$0.53	$0.78	$0.87	$2.12
(1) This gain is included in instructional and student advisory on the Company’s Condensed Consolidated Statements of Income.
Adjusted Operating Income (Loss) Reconciliation

	Consolidated				Apollo Global(1)
	Three Months Ended May 31,		Nine Months Ended May 31,		Three Months Ended May 31,		Nine Months Ended May 31,
($ in thousands)	2015	2014	2015	2014	2015	2014	2015	2014
Operating income (loss)	$90,652	$116,324	$96,620	$296,981	$5,465	$(13,845)	$(26,918)	$(51,632)
Depreciation and amortization	30,556	37,721	101,779	111,524	9,528	11,055	29,677	26,421
Restructuring and impairment charges	11,444	14,904	66,008	62,076	41	3,817	142	5,384
Acquisition and other related (credit) costs, net	(455)	16,168	4,506	29,173	(1,040)	15,837	1,658	28,834
Litigation charges	—	4,125	100	13,125	—	—	—	—
Gain related to foreign indirect taxes	—	(11,173)	—	(11,173)	—	(11,173)	—	(11,173)
Adjusted Operating Income (Loss)	$132,197	$178,069	$269,013	$501,706	$13,994	$5,691	$4,559	$(2,166)
(1) Open Colleges’ educational offerings generally extend beyond one year and the associated revenue is recognized over the contractual period that students are provided access to complete their program, or the time period it takes students to complete their program, as applicable. However, Open Colleges’ operating costs are period costs that are expensed as incurred and a substantial portion are incurred before, or soon after, the students begin their programs. Accordingly, as a result of Open Colleges’ enrollment growth, service model, and cost structure, Apollo Global’s operating results are negatively impacted in the near term. However, these factors do not have the same adverse impact on cash flows generated from Open Colleges.

Use of Non-GAAP Financial Information
The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.
Adjusted Operating Income (Loss) excludes depreciation and amortization and certain other items and is intended to provide an indicator of our operating performance across time periods due to the impact of acquisitions.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the impact of the initiatives to transform University of Phoenix to a more focused, higher retaining and less complex institution, including the near-term impact on enrollment; (iii) the impact on retention from the technical challenges experienced in implementing the new University of Phoenix online student classroom; (iv) changes in law or regulation affecting the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs, including the recent Department of Education regulations relating to gainful employment, future changes that may be included in the reauthorization of the federal Higher Education Act and the Department of Education’s proposed regulation relating to state authorization; (v) any adverse impact on University of Phoenix’s business arising from the Notice sanction imposed by the University’s principal accreditor, and any associated impact on the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs; (vi) the impact of the Company’s ongoing restructuring and cost-reduction initiatives; (vii) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (viii) changes in University of Phoenix enrollment or student mix; and (ix) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2014, and other filings with the Securities and Exchange Commission which are available at www.apollo.edu.

Investor Relations Contact:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu
Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu